                                                                       Exh. 10.8
                                                                    Retail Lease

                           COMMENCEMENT DATE AGREEMENT

     THIS COMMENCEMENT DATE AGREEMENT ("Agreement") dated May 23, 1996 is between ELEVEN COLONIAL PENN PLAZA ASSOCIATES, a Pennsylvania limited partnership, whose address is c/o 275 East Broad Street, Columbus, Ohio 43215, acting as the duly authorized nominee of The State Teachers Retirement System of Ohio ("Landlord"), whose address is 275 East Broad Street, Columbus, Ohio 43215 and Pennsylvania Savings Bank, a Pennsylvania corporation ("Tenant"), whose address is Eleven Penn Center, Philadelphia, Pa.

                                  WITNESSETH:

     A. Landlord and Tenant executed a certain Retail Lease dated October 12, 1995 (the "Lease").

     B. The Lease provides that the Lease will commence on the date that Landlord delivers possession of the Premises (as defined in the Lease) to Tenant.

     C. Landlord and Tenant now desire to set forth in writing the actual date of delivery of the Premises and the actual commencement date of the Lease.

     NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree that the Lease commenced on May 23, 1996 and shall terminate on May 31, 2006.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

Signed and Acknowledged           LANDLORD:
the Presence of:                  ELEVEN COLONIAL PENN PLAZA
                                  ASSOCIATES, a limited partnership

/s/ [ILLEGIBLE]
---------------

/s/ [ILLEGIBLE]
---------------                 By: The Board of the State Teachers Retirement
                                    System of Ohio

                                    By: /s/ [ILLEGIBLE]
                                        ---------------

                                  TENANT:

                                  PENNSYLVANIA SAVINGS BANK


------------------------        By: /s/ [ILLEGIBLE]
                                    ---------------
------------------------        Title:  /s/ [ILLEGIBLE]
                                         ---------------

                            FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE, entered into as of the 23 day of December 1996 by and between ELEVEN COLONIAL PENN PLAZA ASSOCIATES, a Pennsylvania limited partnership, ("Landlord") and PENNSYLVANIA SAVINGS BANK, a Pennsylvania corporation ("Tenant").

                                   BACKGROUND

     A. Landlord and Tenant entered into a lease (the "Original Lease") dated October 12, 1995 for certain retail space consisting of Four Thousand One Hundred Eighty-Seven (4,187) rentable square feet on a portion of the ground floor (the "Premises") of the Building known as Eleven Penn Center located in Philadelphia, Pennsylvania. The Original Lease as amended hereby shall hereinafter be referred to as the "Lease".

     B. Landlord and Tenant desire to amend the Original Lease, under the terms and conditions set forth below, to expand the "Term" of the Original Lease and in consideration thereof, to provide to Tenant certain concessions as more particularly set forth herein.

     NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the parties agree that the Original Lease is modified and amended as follows:

     1. Extended Term. The Term of the Original Lease shall be extended for one
(1) additional year. Accordingly, Section 2(a) of the Original Lease is hereby deleted in its entirety and replaced with the following:

          "(a) Initial Term. Subject to and upon the terms and conditions set forth below, the initial term of this Lease shall be for a period of eleven
     (11) Lease Years (as hereinafter defined), commencing on the Commencement Date (as hereinafter defined) and ending on last day of the last month of the Eleventh (11th) Lease Year."

     2. Amendment to Base Rent. In accordance with the extension of the Term as provided in Paragraph 1 hereof, Section 3(a) of the Original Lease is deleted in its entirety and replaced with the following:

          "(a) Base Rental. Tenant shall pay to Landlord, as full service, base rental (the "Base Rental") during the Term of this Lease, in equal monthly installments, in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off, as follows:


      Lease Year         Per R.S.F.          Annual         Monthly
      ----------         ----------          ------         -------

          1               $30.00           $125,610.00      $10,467.50
          2-4              35.00            146,545.00       12,212.08
          5-7              38.00            159,106.00       13,258.83
          8-11             40.00            167,480.00       13,956.67

     The first month's rent due hereunder shall be due and payable upon execution of this Lease. Notwithstanding the foregoing and provided that Tenant is not then in default of its obligations beyond applicable grace periods under this Lease, Tenant shall be entitled to two months of free Base Rent, such months to be the first two calendar months following the Commencement Date."

     3. Abatement of Base Rent. Landlord and Tenant agree and acknowledge that Tenant's obligations with respect to Base Rent shall abate in their entirety for the months of November, 1996 and December 1996. Thereafter, Tenant shall not be entitled to any further rental abatements, free rent, construction allowances, moving allowances, special concessions or any other leasing concessions with respect to the Premises except as expressly provided for in this Amendment.

     4. Estoppel Certificates. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Building and the real property upon which the Building is erected, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit "A" hereto. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 4 and Section 11 of the Original Lease may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the above-referenced property. If Tenant fails to provide such estoppel certificate with ten (10) days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

     5. Parking. Landlord has agreed to provide for the use of Tenant and its agents, employees and invitees, at no charge to Tenant two (2) parking spaces. Accordingly, Section 47 of the Original Lease is hereby deleted in its entirety and replaced with the following:

     "47. Parking. Provided that Tenant is not in default under its Lease beyond applicable grace periods, Tenant shall have the right to use and occupy two
     (2) non-reserved parking spaces in the parking garage adjacent to the Building at no charge to Tenant and the right to lease two (2) non-reserved parking spaces in the parking garage adjacent to the Building at the then applicable monthly rate and subject to the rules and regulations applicable to the parking garage. Tenant shall have the right to utilize up to twenty
     (20) parking spaces in the parking garage one evening each month for Tenant's board meetings at the then applicable hourly rate and subject to the rules and regulations applicable to the parking garage.

     6. Renewal Option. Notwithstanding the extension of the Term as set forth in Paragraph 1 hereof, Landlord and Tenant agree and acknowledge that the Renewal Option set forth in Section 49 of the Original Lease shall remain in full force and effect.

     7. Binding Agreement. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     8. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the same meaning as contained in the Original

     9. Survival of Lease Terms. All of the terms and conditions contained in the Original Lease shall apply to the Premises except as specifically amended by the terms and conditions set forth in this First Amendment. As amended and supplemented by this First Amendment, the Original Lease continues in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first above written.

                                 LANDLORD:

                                 ELEVEN COLONIAL PENN PLAZA
                                 ASSOCIATES, a Pennsylvania limited partnership

                                 BY:  ELEVEN PENN CENTER CORPORATION

                                      By:  /s/ [ILLEGIBLE]
                                           ---------------

                                      Attest /S// [ILLEGIBLE]
                                             ---------------
                                             [Corporate Seal]

                                 TENANT:

                                 PENNSYLVANIA SAVINGS BANK,
                                 a Pennsylvania corporation

                                 By: /s/ [ILLEGIBLE]
                                     ---------------
                                 Title:  /s/ [ILLEGIBLE]
                                       ---------------
                                        [Corporate Seal]

                                   EXHIBIT "A"

                           TENANT ESTOPPEL CERTIFICATE


RE        Premises: Premises of Pennsylvania Savings Bank
          Lease Dated: October 12, 1995
          Amendment(s) Dated: October __, 1996
          Between Eleven Colonia Penn Plaza Associates (Landlord) and Pennsylvania Savings Bank (Tenant)
          Square Footage Leased: 4,187
          Floor(s)/Suite #(s): Ground Floor

The undersigned, Tenant under the above-referenced lease ("Lease"), certifies to the following:

1. We have taken possession of and accepted the Premises described above, except as follows:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
______________________

2. The lease terms as described below are true and accurate, and the lease is in full force and effect.

          Base Rent:_______________________________ per year
          Expense Stop:_____________________________ per square foot
          Escalations:______________________________________________________
          Free Rent:__________________________
          Commencement Date:_______________________
          Expiration Date:__________________________
          Renewals:__________________________________

3.   No part of the Premises has been subleased or assigned except as follows:
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

4.   The rent has been paid
     through:_________________________________________________________

5.   The security deposit is
     ______________________________________________________________________

     There are no tax or insurance
     escrows_______________________________________________________

6. We are not in default of our obligations under the Lease. Landlord to the best of our knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by us under or pursuant to the Lease.

If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date______________ 19__                      Signed:  /S/ [ILLEGIBLE]
                                                         ---------------
                                                            (Signature)

                                                      __________________________

                                 LEASE AGREEMENT


                                     BETWEEN


                      ELEVEN COLONIAL PENN PLAZA ASSOCIATES


                                    Landlord


                                       AND

                            PENNSYLVANIA SAVINGS BANK

                           a Pennsylvania Corp. Tenant


                                DATED Oct. 12, 1995

                                TABLE OF CONTENTS

1.  Premises ........................................................   1

2.  Term ............................................................   1
          (a)     Initial Term ......................................   1
          (b)     Definitions .......................................   1

3.  Rental ..........................................................   2
          (a)     Base Rental .......................................   2
          (b)     Definitions .......................................   3
          (c)     Additional Rental .................................   3
          (d)     Payment of Tax Adjustment .........................   3
          (e)     Stabilization .....................................   3
          (f)     Dispute of Taxes ..................................   3
          (g)     Adjustments to Real Estate Taxes ..................   3
          (h)     Real Estate Tax Appeal ............................   3
          (i)     Other Charges .....................................   4
          (j)     Place of Payment ..................................   4

4.  Construction ....................................................   4
          (a)     Construction Documents ............................   4
          (b)     Improvements to be Constructed ....................   4
          (c)     Availability of Premises Prior to Commencement Date   5
          (d)     Substantial Completion ............................   5
          (e)     Delays ............................................   5
          (t)     Condition of Premises .............................   6
          (g)     Effect of Delays ..................................   6
          (h)     Overload ..........................................   6

5.  Use of the Premises .............................................   6
          (a)     Use ...............................................   6
          (b)     Advertisement .....................................   6
          (c)     Solicitation ......................................   7
          (d)     Care ..............................................   7
          (e)     Noise; Odors ......................................   7

6.  Alterations .....................................................   7
          (a)     Prohibition .......................................   7
          (b)     Indemnification ...................................   7
          (c)     Compliance and Supervision of Alterations .........   8
          (d)     Landlord's Property ...............................   8
          (e)     Wiring ............................................   8

7.  Mechanics' Liens
          (a)     Tenant's Discharging of liens .....................   8
          (b)     Landlord's Discharging of liens ...................   9

8.  Maintenance and Repair ..........................................   9
          (a)     Tenant's Maintenance ..............................   9
          (b)     Landlord's Maintenance ............................   9

          (c)     Inspection .......................................    9

9.  Common Areas ...................................................   10
          (a)     Grant ............................................   10
          (b)     Right to Change Common Areas .....................   10

10. Building Services ..............................................   10
          (a)     Electric .........................................   10
          (b)     Water ............................................   11
          (c)     Air-Conditioning and Heat ........................   11
          (d)     Janitor Service ..................................   11
          (e)     Elevator Service .................................   11
          (f)     Interruption of Services .........................   11
          (g)     Energy Curtailment ...............................   11
          (h)     Normal Business Hours ............................   12
          (i)     Holiday ..........................................   12
          (j)     Directory ........................................   12

11. Estoppel Certificates ..........................................   12

12. Indemnification; Waiver of Claims ..............................   12

13. Insurance ......................................................   13
          (a)     Tenant's Insurance ...............................   13
          (b)     Landlord as Additional Insured ...................   13
          (c)     Landlord's Insurance .............................   13
          (d)     Increase in Premiums .............................   13

14. Waiver of Subrogation ..........................................   13

15. Holding Over ...................................................   14

16. Assignment and Sublease ........................................   14
          (a)     Prohibition ......................................   14
          (b)     Option to Cancel .................................   14
          (c)     Right to Collect Rents Directly ..................   14
          (d)     Excess Rent ......................................   15

17.   Quiet Enjoyment ..............................................   15

1&    Compliance with Laws and with Rules and Regulations ..........   15
          (a)     Laws .............................................   15
          (b)     Rules and Regulations ............................   15

19.   Fire and Casualty ............................................   15
          (a)     Termination ......................................   15
          (b)     Restoration ......................................   16

20.   Eminent Domain ...............................................   16
          (a)     Taking  ..........................................   16
          (b)     Termination. .....................................   16
          (c)     No Reduction in Rent .............................   16

21. Default ........................................................   17
          (a)     Defaults .........................................   17
          (b)     Accelerated Rent Component .......................   17
          (c)     Re-entry .........................................   18
          (d)     Continuing Liability .............................   18
          (e)     No Duty to Relet .................................   18
          (f)     Additional Rights ................................   18
          (g)     Bankruptcy .......................................   19
          (h)     Overdue Payments .................................   19
          (i)     Waiver of Defects ................................   19
          (j)     Right or Remedy ..................................   19
          (k)     Confession of Judgment ...........................   19

22. Waiver of Default or Remedy ....................................   20

23. Landlord's Lien ................................................   20

24. Uniform Commercial Code ........................................   20

25. Force Majeure ..................................................   21

26. Subordination of Lease .........................................   21
          (a)     General ..........................................   21
          (b)     Rights of Purchaser ..............................   21
          (c)     Rights of Mortgagee ..............................   21

27. Notices and Consents ...........................................   21

28. Security Deposit ...............................................   22

29. Miscellaneous Taxes; Use and Occupancy Tax .....................   22
          (a)     Other Taxes ......................................   22
          (b)     Use and Occupancy Tax ............................   22

30. Substitute Premises ............................................   22

31. Brokerage Commission ...........................................   22

32. Hazardous Devices and Contaminants .............................   22
          (a)     Prohibition ......................................   22
          (b)     Indemnification ..................................   22
          (c)     Definitions ......................................   23

33. Exculpation ....................................................   23

34. Signs ..........................................................   23

35. Locks ..........................................................   24

36. Employment .....................................................   24

37. Plumbing .......................................................   24

38. Certain Rights Reserved to Landlord ............................   24

39. Miscellaneous ..................................................   24

40. Relationship of Parties ........................................   25

41. Gender and Number ..............................................   25

42. Topic Headings .................................................   25

43. Counterparts ...................................................   25

44. Entire Agreement ...............................................   25

45. Recording ......................................................   25

46. Governing Law; Invalidity of any Provisions ....................   25

47. Parking ........................................................   26

48. Satellite Dish .................................................   26

49. Renewal ........................................................   26

50. Conditions .....................................................   27

51. Building Name/Termination ......................................   27

52. Restrictions ...................................................   27

EXHIBITS

A     Floor Plan

B     Legal Description

C     Commencement Date Agreement

D     Tenant Improvements

E     Tenant Estoppel Certificate

F     Rules and Regulations

G     Satellite Dish

H     Initial Signage Specifications

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease"), dated Oct. 12, 1995, is between ELEVEN COLONIAL PENN PLAZA ASSOCIATES, a Pennsylvania limited partnership ("Landlord") and PENNSYLVANIA SAVINGS BANK, a Pennsylvania Corporation ("Tenant").

     1. Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby exclusively leases unto Tenant and Tenant hereby rents and accepts from Landlord those certain premises containing approximately 4,187 rentable square feet of retail space, located on the Ground Floor including all entrances thereto (the "Premises"), of that certain building known as Eleven Penn Center (or such other name as Landlord may from time to time designate) and located at the northeast corner of 19th and Market Streets, Philadelphia, Pennsylvania (the "Building"), which Building contains approximately Six Hundred Seventy Nine Thousand Six Hundred Eighteen (679,618) net rentable square feet of office space and approximately Four Thousand One Hundred Eighty-Seven (4,187) net rentable square feet of retail space. The Premises are outlined on the floor plan attached hereto as Exhibit A and incorporated herein by reference. The land on which the Building is situated, together with all improvements located thereon (collectively, the "Property"), is more particularly described on Exhibit B, attached hereto and incorporated herein by reference. Tenant shall have the non-exclusive right, in common with Landlord and other tenants, to use the Common Areas of the Building.

     2. Term.

     (a) Initial Term. Subject to and upon the terms and conditions set forth below, the initial term of this Lease shall be for a period of ten (10) Lease Years (as hereinafter defined), commencing on the Commencement Date (as hereinafter defined) and ending on last day of the last month of the Tenth
(10th) Lease Year.

     (b) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

          (i) "Commencement Date" shall mean the later of (i) January 1, 1996,
     (ii) the date on which all conditions set forth in Paragraph 50 below are satisfied, or (iii) the date upon which the Premises are substantially completed (as hereinafter defined). Promptly upon determination of the Commencement Date, Landlord and Tenant shall execute a memorandum, setting forth the Commencement Date and the expiration date of this Lease, in form and substance substantially similar to that attached hereto as Exhibit C and incorporated by reference.

          (ii) "Lease Year" shall mean each twelve (12) month period commencing on the first day of the first full month after the Commencement Date and each anniversary thereafter during the Term (as hereinafter defined) of this Lease; provided, however, that if the Commencement Date is the first day of the month, the first Lease Year shall commence on the Commencement Date. The first Lease Year shall commence on the Commencement Date and end on the last day of the last month of the first Lease Year regardless of whether the first Lease Year is longer than twelve (12) months.

          (iii) "Term" shall mean the initial term of this Lease and any renewals or extensions thereof.

          (iv) "Base Year" shall mean calendar year 1996.

     3. Rental.

     (a) Base Rental. Tenant shall pay to Landlord, as full service, base rental (the "Base Rental") during the Term of this Lease, in equal monthly installments, in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off, as follows:

Lease Year           Per R.S.F.         Annual              Monthly
----------           ----------         ------              -------

1                     $30.00          $125,610.00           $10,467.50
2-4                    35.00           146,545.00            12,212.08
5-7                    38.00           159,106.00            13,258.83
8-10                   40.00           167,480.00            13,956.67

     The first month's rent due hereunder shall be due and payable upon execution of this Lease. Notwithstanding the foregoing and provided that Tenant is not then in default of its obligations beyond applicable grace periods under this Lease, Tenant shall be entitled to two months of free Base Rent, such months to be the first two calendar months following the Commencement Date.

     (b) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

          (i) "Tenant's Proportionate Share of Real Estate Taxes" shall mean a percentage factor, determined by dividing the net rentable square footage contained in the Premises by the net rentable square footage contained in the office and retail portions of the Building, or 61/100 percent (0.61%).

          (ii) "Real Estate Taxes" shall mean all taxes and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, including, without limitation, any form of real property tax or assessment, rapid transit tax or assessment, benefit assessment, business or license fee or tax, commercial rental tax, assessment for Center City District services or any use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Building). Real Estate Taxes also shall include the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income, franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such year shall be included in Real Estate Taxes for that year. Based on representations made by Tenant, Landlord acknowledges that Tenant currently is an exempt entity for purposes of the City of Philadelphia Use and Occupancy Tax

     (c) Additional Rental. For and with respect to each calendar year subsequent to the Base Year, Tenant shall pay to Landlord, as "Additional Rental", Tenant's Proportionate Share of Real Estate Taxes of the total dollar increase, if any, in Real Estate Taxes for such year over Real Estate Taxes for the Base Year (collectively the "Tax Adjustment"). Said Additional Rental shall be prorated on a per diem basis for any partial calendar year included within the Term. Base Year for Real Estate Taxes shall be the calendar year of 1996; therefore, payments for the Tax Adjustment shall be applied to calendar year 1997.

     (d) Payment of Tax Adjustment. To provide for current payments of Real Estate Taxes, Tenant shall pay the Tax Adjustment, as estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of its estimated Tax Adjustment. It is intended that the estimated amount of Tenant's Tax Adjustment for each year and then to reconcile such estimated expenses in the following year based on actual Real Estate Taxes for such year paid by Landlord. If Tenant's Tax Adjustment shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within ten (10) days of Tenant's receipt of Landlord's statement of reconciled Real Estate Taxes ("Landlord's Statement"), Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Tenant with respect to the payment of Tenant's Tax Adjustment shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this subparagraph 3(d) shall be made without prejudice to any right of Tenant to dispute Landlord's Statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give Landlord's Statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this subparagraph 3(d).

     (e) Dispute of Taxes. If Tenant questions in writing Landlord's Statement (or a revised Landlord's Statement as described below), and if the question is not amicably settled between Landlord and Tenant within thirty (30) days after Landlord's Statement (or revised Landlord's Statement) has been given, Landlord shall, during the sixty (60) days next following the expiration of such thirty
(30) day period, employ an independent certified public accountant reasonably satisfactory to Tenant to audit Landlord's Statement. The determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Tenant understands that the actual itemization of, and the amount of individual items constituting Landlord's Statement is confidential; and while Landlord shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord's records as may reasonably be required to verify Landlord's Statement, at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and to Tenant the correct amount of Landlord's Statement for the calendar year). Any change in Landlord's Statement required by such accountant's determination shall be made within thirty (30) days after such determination has been rendered. The expenses involved in such determination shall be borne by Tenant and deemed to be Other Charges (as hereinafter defined) under this Lease, unless the results of such audit determine that the difference between the Landlord's Statement as determined by the audit and Landlord's Statement as determined by Landlord is greater than three percent (3%) of Landlord's Statement as determined by Landlord, in which case such expenses shall be borne by Landlord. If Tenant does not, in writing, question the reconciled Landlord's Statement within thirty (30) days after such statement has been given, Tenant shall be deemed to have approved and accepted such reconciled Landlord's Statement.

     (f) Adjustments to Real Estate Taxes. If any error occurs or Landlord or Landlord's accountants discover facts or circumstances, which error or discovery causes Tenant's Tax Adjustment for any period to increase or decrease, upon notice by Landlord to Tenant of the adjustment to Tenant's Tax Adjustment for such calendar year, said adjustment and corresponding deficiency or overpayment shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above. This provision shall survive the termination of the Lease.

     (g) Real Estate Tax Appeal. Landlord shall retain the sole right to participate in any proceeding to establish or contest the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

     (h) Other Charges. All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges") shall be deemed rental and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rental. If a monthly installment of rent is not received on or before the tenth
(10th) day of the month in which it is due, other remedies for nonpayment of rent notwithstanding, Tenant shall pay to Landlord, a late charge of five percent (5%) of such installment as rent for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payment, and such past due rent shall bear interest at a rate equal to the prime rate as announced from time to time by Bank One, Columbus, N.A., plus two percent (2%) per annum (the "Default Rate"), for each day from the first day of the month through the date such monthly installment of rent is received by Landlord. For purposes of this Lease, "rent" shall mean Base Rental, Additional Rental, and Other Charges.

     (i) Place of Payment. Tenant shall pay all rent and other charges due under this Lease without demand, deduction or set off to Landlord c/o CB Commercial Real Estate Group, Department 1396, Cincinnati, Ohio 45263-1396; or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

     4. Construction.

     (a) Construction Documents. Landlord, with Tenant's approval, shall consult with its architect, engineer, designer and such other consultants as it shall deem necessary for the development and timely completion of certain documents as described in this Section 4(a). Landlord shall procure competitive bids for all construction work done in connection with the Landlord's Work. Tenant shall have the right to reasonably approve the general contractor which will be constructing the Landlord's Work. Tenant shall not be liable, directly or indirectly, for the payment of a construction management fee.

          (i) Landlord shall cause to be prepared and delivered to Tenant complete and final "Construction Drawings," consisting of (a) working drawings and (b) specifications, for the construction of the Premises for Tenant's occupancy.

          (ii) Landlord shall submit the Construction Documents to Tenant for Tenant's approval, which approval shall not be unreasonably withheld or delayed. The approval by Tenant of the Construction Documents shall be subject to the following procedural requirements: Tenant shall review the Construction Documents and either approve the same or return the same to Landlord with requested modifications. Any Construction Document or modified Construction Document submitted to Tenant for approval and not returned to Landlord with a written notice from Tenant requesting modifications within fifteen (15) business days after the date the document is received by Tenant shall be deemed approved by Tenant.

          (iii) In the event that Tenant is unable to obtain the approvals required by Paragraph 50, Tenant shall reimburse Landlord the costs and expenses incurred by Landlord in preparing the Construction Documents.

     (b) Improvements to be Constructed.

          (i) Landlord shall cause its contractor to construct and install the improvements to the Premises, other than those improvements which are specified as "Tenant's Work" on the Construction Documents, in accordance with the Construction Documents (the "Landlord's Work); provided, however, that Landlord reserves the right (a) to make substitutions of materials or components of equivalent grade and quality when and if any specified material or component shall not be readily available, and to make changes to the work necessitated by conditions met in the course of construction, provided that if the architect determines that any change is material and substantial in nature, then Tenant's approval of such change shall first be obtained (which approval shall be deemed given unless withheld in writing within two (2) business days following Landlord's request therefor). In the event Landlord and Tenant have any differences with respect to changes each desires to make to the Construction Documents, Landlord and Tenant shall promptly meet and use good faith efforts to resolve the differences.

          (ii) Tenant shall be entitled to a construction allowance equal to Fifteen Dollars ($15.00) per rentable square foot of the Premises or Sixty-two Thousand Eight Hundred Five Dollars ($62,805.00) (the "Allowance"). The Allowance shall be applied against the total cost the Construction Documents, the cost of the demolition of the Premises and the cost of providing improvements in accordance with the Plans, including, but not limited to, the Landlord's Work. To the extent such costs exceed the Allowance, the excess shall be additional rent and shall be paid by Tenant to Landlord within thirty (30) days of Tenant's receipt of an invoice therefor. If the cost of the Landlord's Work and the Construction Documents exceeds the amount of the Allowance, Tenant may apply any unused portion of the Allowance provided to Tenant under that certain lease between Landlord and Tenant of even date herewith concerning certain premises on the 26th floor of the Building (the "Office Lease") to the payment of such excess costs, and, if after the application of the unused portion, if any, of the Allowance under the Office Lease to the payment of the excess costs, there are any remaining costs, Tenant shall reimburse Landlord for such remaining costs within thirty (30) days of Tenant's receipt of an invoice therefor, and the amount of such remaining costs shall be considered additional rent. If the cost of the Landlord's Work and the Construction Drawings is less than the amount of the Allowance, Tenant may apply the unused portion to the cost of Tenant improvements under the Office Lease or request Landlord to defer the payment of the unused amount of the Allowance until such time as Tenant desires to undertake alterations to the Premises. Landlord shall not be required to publicly-bid any of the contracts for the Landlord's Work. Except as expressly set forth in the Construction Documents, Landlord has made no promise to alter, remodel or improve the Premises, the Building or the Property.

     (c) Availability of Premises Prior to Commencement Date. Landlord shall make the Premises available to Tenant before the Commencement Date to perform the Tenant's Work and/or to decorate, furnish, and equip the Premises, and Tenant shall not interfere with the completion of Landlord's Work. Tenant's use of the Premises for such work shall not create a landlord-tenant relationship between the parties, or constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Paragraphs 12 and 13 of this Lease shall apply.

     (d) Substantial Completion. As used herein, the work in the Premises shall be "substantially completed" when the work has been completed in accordance with the plans and specifications (subject to the completion of punch list items) to a level which satisfies all substantive requirements for the issuance of a certificate of occupancy, if one is needed (provided that the foregoing statement shall not be deemed to actually require the issuance of a certificate of occupancy in order to accomplish substantial completion), which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Premises for its intended purposes without material interference to the customary business activities of Tenant by reason of the completion of the punch list items of Landlord's Work.

     (e) Delays. In the event of delays in substantial completion of the Premises by reason of any of the following, rent shall commence to accrue as if the delay had not occurred. Accordingly, on the Commencement Date, Tenant shall pay to Landlord, on account of such accrued rent, 1/365 of the annual Base Rental multiplied by the aggregate number of days of such delays:

          (i) changes in the work to be performed by Landlord in preparing the Premises for Tenant's occupancy, which are requested by Tenant after Landlord's approval of Tenant's plans and specifications; or

          (ii) any failure by Tenant, without regard to any grace period applicable thereto, to furnish any required plan, information, approval or consent within a required period of time.

     (f) Condition of Premises. Except for punch list items and as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. Landlord has made no representation respecting the condition of the Premises, the Building or the Property, except as is expressly set forth in Exhibit D. At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant's property, including but not limited to, trade fixtures, from the Premises, and shall return the Premises broom-clean and in good condition, except for ordinary wear and tear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease. If Tenant fails to remove any or all of its property upon termination of this Lease, such property shall be deemed to be abandoned and shall become the property of Landlord.

     (g) Effect of Delays. Landlord presently estimates that the date of substantial completion of the Premises will be ninety (90) days after the date on which Tenant obtains the approvals required by Paragraph 50. If substantial completion of the Premises shall occur at a later date, or if Landlord shall be delayed in the delivery of possession of the Premises to Tenant, or if repairs or improvements of the Premises to be performed by Landlord are not completed, or for any other reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant. Under such circumstances, but subject to the provisions of Section 4(e) concerning delays attributable to Tenant, the rent reserved and covenanted to be paid herein shall not commence until possession of the Premises can be given to Tenant in the required state, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder.

     (h) Overload. To coordinate orderly move-ins and move-outs, no furniture, freight or equipment of any kind exceeding three hundred (300) pounds shall be brought into the Building without prior notice to Landlord and Landlord shall designate the time and manner of moving of the same. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant's expense.

     5. Use of the Premises.

     (a) Use. Tenant shall use the Premises for the conduct of Tenant's banking business and for office and retail uses which are comparable to and compatible with a banking business and the character of the building as a first-class office building, such as, but not limited to, use by a mortgage broker, securities broker, insurance sales or other financial services which are compatible with Tenant's banking business and the character of the Building as a first class office building and for no other purpose whatsoever. The term "compatible" financial services does not include, among other things, and Tenant shall not use the Premises as, a check-cashing establishment or a pawn shop. Tenant shall not, without the prior written consent of Landlord, exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with Tenant's stated use of the Premises.

     (b) Advertisement. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

     (c) Solicitation. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord to prevent same.

     (d) Care. Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Subject to the provisions of Paragraph 8(b), Tenant shall take good care of the Premises, the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto. Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep anything in the Premises or any part thereof, that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) directly or indirectly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances); (iii) is dangerous to life, limb or property, (iv) increases the risk to Landlord or any other tenant or invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation, or (v) in the sole judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Property as a first-class office building, or impairs or interferes with any of the services performed by Landlord for the Property.

     (e) Noise; Odors. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations; interfere in any way with other tenants or those having business therein; or bring in or keep any animals or birds in the Premises. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light.

     6. Alterations.

     (a) Prohibition. Tenant shall not make any alterations, additions or improvements (collectively, the "Alterations") in or to the Premises, or in or to the Building without the express prior written consent of Landlord, provided, however, that Landlord shall not be unreasonable in withholding or delaying consent to nonstructural Alterations. Before commencing any work in connection with the Alterations, Tenant shall furnish to Landlord for its approval the following: (i) detailed plans and specifications therefor, (ii) names and addresses of each of the contractors and subcontractors, (iii) copies of all contracts, subcontracts and necessary permits, (iv) a payment and performance bond, or other indemnification, in form and amount satisfactory to Landlord, protecting Landlord against any and all claims, costs, damages, liabilities and expenses that may arise in connection with the Alterations if such Alterations exceed $25,000.00, (v) sworn contractor's statements and mechanic lien waivers covering all work to be performed and such other documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises is located, and (vi) certificates of insurance, in form and amount satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations.

     (b) Indemnification. In addition to the indemnity set forth in Paragraph 12 of this Lease, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations, Tenant shall furnish Landlord with (i) receipted bills covering all labor and materials used, together with such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises are located; (ii) a true and correct copy of the certificate of occupancy, if one is issued; and (iii) a certificate of Tenant's architect or engineer stating that such Alterations were made in accordance with the plans and specifications. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

     (c) Compliance and Supervision of Alterations. All Alterations made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Building. All Alterations shall comply with all requirements of Landlord's insurance carriers and with all laws, rules, ordinances and regulations of any lawful authority. Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Paragraph 6.

     (d) Landlord's Property. All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant, provided, however, that notwithstanding the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant be removed by Tenant at the termination of this Lease. Notwithstanding the foregoing, Landlord shall deliver the Premises in its "as is" condition including Tenant's use of the existing banking. i.e., vault and safes, however, Tenant shall have no obligation to remove the same at the termination of the Lease. If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the end of the Term and shall repair all damage to the Premises, the Building or the Property caused by such removal. Tenant shall not, however, be required to remove floors, walls (other than temporary walls or partitions), ceilings, pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus five percent (5%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

     (e) Wiring Landlord. will direct electricians as to where and how telephone and computer wires are to be introduced. No boring or cutting for wires will be allowed without Landlord's written consent. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's approval.

     7. Mechanics' Liens.

     (a) Tenant's Discharging of Liens. If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant, at its own cost and expense, shall cause the same to be discharged of record or bonded against within thirty (30) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, on account thereof.

     (b) Landlord's Discharging of Liens. If Tenant shall fail to cause such liens to be discharged of record or bonded against within the aforesaid thirty
(30) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

     8. Maintenance and Repair.

     (a) Tenant's Maintenance. Tenant, at its sole cost and expense, shall maintain and repair during the Term of this Lease the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors and interior walls of the Premises; special light fixtures; kitchen fixtures; auxiliary heating, ventilation, or air-conditioning equipment serving the Premises; and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon expiration or termination of this Lease. Notwithstanding the aforementioned, Landlord shall maintain and repair all plumbing fixtures and water supply in the Premises and the Building at Landlord's cost. Notwithstanding the provisions hereof in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense, which shall constitute Other Charges payable by Tenant to Landlord. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

     (b) Landlord's Maintenance. Subject to Paragraph 8(a) above, Landlord shall keep, repair and maintain the Building (including the roof, structural walls, and structural members, the Common Areas, mechanical and electrical equipment, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, and the lawn, shrubs and other landscaping on the Property, all in good and tenantable condition during the Term of this Lease. Landlord shall, in addition, supply reasonable snow removal for the walkways of the Property during Normal Business Hours (as hereinafter defined). Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary. If any portion of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof, together with interest at the Default Rate to Landlord as Other Charges. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect. For the purposes of making any repairs or performing any maintenance, Landlord may block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premises, and may close, block or change sidewalks, driveways or parking areas of the Property provided that any such action does not materially or adversely impact Tenant's use of the Premises for its Permitted Use and Tenant, its customers and employees have access to the Premises during Normal Business Hours. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease provided that any such action does not materially or adversely impact Tenant's use of the Premises for its Permitted Use and Tenant, its customers and employees have access to the Premises during Normal Business Hours.

     (c) Inspection. Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times, after advance written notice to Tenant, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Building or Landlord's interests; to operate or improve the Building, to comply on behalf of Tenant with all laws, orders and requirements of governmental or other authority (if Tenant fails to do so); to examine the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant.

     9. Common Areas.

     (a) Grant. During the Term of this Lease, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, lobbies, halls, passages, exits, entrances, elevators, stairways, restrooms, parking areas (except as provided for in subparagraph (b) below), driveways and landscaped areas (collectively, the "Common Areas") subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The Common Areas are not for the use of the general public (but in no way prohibits entry by Tenant's customers and invitees and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor its employees, customers or invitees shall go upon the roof or mechanical floors or into mechanical areas of the Building.

     (b) Right to Chance Common Areas. Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its good business judgment, shall determine to be advisable but Landlord shall not do anything to materially disrupt or interfere with access to the Premises. Landlord hereby reserves the right to make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in its size and configuration but Landlord shall not do anything to materially disrupt or interfere with access to the Premises.

     10. Building Services.

     (a) Electric. Landlord shall provide electric power to the Premises. Electric power furnished by Landlord is intended to be that consumed in normal office use during Normal Business Hours for lighting, heating, ventilating, air conditioning and operating all office equipment, and shall replace light bulbs and tubes when required, if requested by Tenant (the cost of such replacement light bulbs and tubes, plus the labor cost of such replacement, to be chargeable to Tenant). Tenant's use of electricity in the Premises, including the ATM, shall be submetered, and Tenant shall pay as Additional Rent the amount by which the cost of the electricity used by Tenant in the Premises, including the ATM, exceeds the cost of the electricity used by Tenant in the Premises, including the ATM, during the Base Year of 1996. Landlord may elect to estimate the cost of Tenant's usage of electricity in the Premises, including the ATM, based upon the previous year's usage, and Tenant shall pay such estimated cost in twelve
(12) equal monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of such estimated charges. If Landlord elects to collect estimated costs, Tenant's actual costs shall be reconciled in the manner set forth in Section 3(d) of the Office Lease with respect to the reconciliation of Operating Expenses under the Office Lease. If Tenant fails to pay such Additional Rent, the failure shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. Tenant shall use strict care and caution to ensure that all electricity is carefully shut off to prevent waste or damage. Except as set forth above and except for after-hours utilities, all utilities are included in Base Rent.

     (b) Water. Landlord shall provide water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord's prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air-conditioning or refrigerating installed by or for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use). Notwithstanding the foregoing, Tenant shall be solely responsible for the cost of all water used in connection with the Tenant's automatic teller machine or machines, which costs shall be treated as additional rent for purposes of this Lease. If Landlord and Tenant jointly determine that the ATM does not require special utility needs, Tenant may elect to connect the ATM to the balance of the Premises for HVAC purposes thus eliminating the need for additional water cost. Except as set forth above and in subparagraph (a) above and except for after-hours utilities, all utilities are included in Base Rent.

     (c) Air-Conditioning and Heat. Landlord shall provide air conditioning and heat to the Premises for comfortable occupancy during Normal Business Hours, subject at all times, however, to restrictions placed upon Landlord by any duly constituted governmental agency and/or by any utility supplier. Tenant shall cooperate fully with Landlord to assure the effective operation of the Building's air-conditioning and heating systems, including the closing of venetian blinds and drapes, and if windows are operable, to keep them closed when the air-conditioning or heating system is in use. Tenant shall not use any apparatus or device in, upon or about the Premises that in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied for the purpose of using additional or unusual amounts of such service, without the prior written consent of Landlord. If Tenant uses such services under this provision to excess, Landlord reserves the right to charge Tenant for such services, as rent. If Tenant refuses to make payment upon demand of Landlord, such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.

     (d) Janitor Service. Landlord shall provide no janitor service to the Premises. Any janitor services desired by Tenant shall be arranged for directly by Tenant at Tenant's sole cost and expense and shall be acceptable to Landlord.

     (e) Interruption of Services. Tenant hereby acknowledges that any one or more of the utilities or building services specified in this Paragraph 10 may be interrupted or diminished temporarily by Landlord or other person until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord's reasonable control, including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy and use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rental, and shall not relieve Tenant from its obligation to pay Base Rental and to perform its other obligations under this Lease unless such interruption of service continues and renders the Premises or a portion thereof unusable for more than ten (10) business days, in which event Tenant shall have a right to abate rent to the extent of the interruption.

     (f) Energy Curtailment. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respect to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rental during the periods of reduction or curtailment of operations.

     (g) Normal Business Hours. For purposes of this Lease, "Normal Business Hours" shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday and not including Sundays and Holidays. Landlord acknowledges that the ATM will be available to Tenant's customers on a 24 hour a day basis.

     (h) Holidays. For purposes of this Lease, Holidays shall mean New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

     11. Estoppel Certificates. Within ten (10) days after written request by Landlord or Tenant, the other party shall execute, acknowledge and deliver to the other party or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E and incorporated herein by reference. The parties shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 11 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If either party fails to provide such estoppel certificate with ten
(10) days after the other party's request, the other party shall be deemed to have approved the contents of any such certificate submitted.

     12. Indemnification; Waiver of Claims.

     (a) Tenant shall protect, indemnify, defend, and hold harmless Landlord, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation of any law, order or ordinance of any governmental agency, or by the use and occupancy of the Premises by Tenant, whether occasioned by the neglect of Tenant or those holding under Tenant, (ii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of or from any accident or other occurrence on or about the Premises or the Property causing injury to any person or property, except caused by the sole active negligence or intentional act or omission of Landlord or its servants, agents or employees;
(iii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant.

     (b) Landlord shall not be liable for, and Tenant hereby waives all claims against Landlord, (i) for any and all damage or loss to fixtures, equipment or other property of Tenant and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises or the Property, or (ii) for injury or death to any person, occurring in, upon or about the Premises or the Property, resulting from any cause whatever (except caused by the sole active negligence or intentional act or omission of Landlord or its servants, agents or employees), including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises). The occurrence of any event described in this Paragraph 12 shall not constitute a breach of Landlord's covenant of quiet enjoyment set forth in Paragraph 17.

     13. Insurance.

     (a) Tenant's Insurance. Tenant, at its sole cost and expense, shall carry during the entire Term of this Lease, the following types of insurance:

          (i) A commercial general liability insurance (covering both the Premises and the premises which is the subject of the Office Lease) against injuries to persons occurring in, upon or about the Premises, with minimum coverage of Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage;

          (ii) Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis;

          (iii) Business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (i) above in an amount equal to the aggregate of one (1) year's requirement of (A) Base Rental, (B) the amounts payable by Tenant for Additional Rental as provided in subparagraph 3(b), and (C) insurance premiums necessary to comply with this Paragraph 13; and

          (iv) Workers' Compensation or similar insurance, if and to the extent required by law and in form and amounts required by law.

     (b) Landlord as Additional Insured. All such insurance required to be maintained by Tenant shall name Landlord as an additional insured and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least thirty (30) days' prior written notice thereof.

     (c) Landlord's Insurance. Landlord shall maintain in force, at all times during the Term of this Lease, a policy or policies of fire and extended risk insurance including malicious mischief and vandalism to the extent of at least eighty percent (80%) of the insurable value of the Building, including the Landlord's Work, plate glass, perimeter walls, doors, steps and Common Areas.

     (d) Increase in Premiums. If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

     14. Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of or connected with Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption or loss or damage is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph 14 shall be construed to impose any other or greater liability upon either

Landlord or Tenant than would have existed in the absence hereoL Because this Paragraph 14 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages because of the mutual waivers contained in this Paragraph 14.

       15. Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, such tenancy shall (without limitation on any one of Landlord's rights or remedies therefor) be one at sufferance from month to month and Tenant shall pay Landlord rent at one and one half (1-112) times the monthly rate in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession. No acceptance of rent by, or other act or statement whatsoever on the part of Landlord or its agent or employee, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further occupancy. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Paragraph 15 do not exclude pursuit of Landlord's right of re-entry or any other right hereunder.

       16. Assignment and Sublease.

            (a) Prohibition. Tenant shall not assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest therein, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Based on a representation made by Tenant, Landlord acknowledges that Tenant intends to sublet a portion of the Premises for a Permitted Use. A transfer by operation of law, merger or consolidation, or a change of any partnership interest in Tenant or in the ownership of the voting stock of Tenant or any direct or indirect parent of Tenant shall be deemed an assignment for purposes of this Paragraph 16. Notwithstanding the foregoing, this Lease may be assumed by any bank or savings and loan institution or holding company thereof which acquires Tenant or is the surviving entity after a merger or consolidation involving Tenant, provided that the acquiring entity or the entity with which Tenant is to be merged or consolidated must have an asset size which is the same as or larger than Tenant's asset size on the date of the acquisition, merger or consolidation. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect. In the event of any assignment, subletting, transfer or occupancy by someone other than Tenant, whether or not expressly or impliedly approved by Landlord, Tenant shall, nevertheless, at all times, remain fully responsible and jointly and severally liable for the payment of the rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of this Lease any assignment or sublease shall contain a provision whereby the assignee or subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent applicable, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment or sublease and an agreement of compliance by each assignee or subtenant. Any sublease shall also contain a provision that in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord's option, attorn to Landlord as if Landlord were the lessor under the sublease.

            (b)   Intentionally deleted prior to execution.

            (c) Right to Collect Rents Directly. Upon the occurrence of an "event of default" as set forth in Paragraph 21 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferred or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

            (d) Excess Rent. If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of the Base Rental (or the pro rata share of Base Rental in the case of a sublease of a portion of the Premises), then Tenant shall pay to Landlord, as rent, fifty percent (50%) of such excess received by Tenant.

       17. Quiet Enjoyment. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants and agreements of this Lease on Tenant's part to be kept, observed and performed, Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors and assigns, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations.

       18. Compliance with Laws and with Rules and Regulations.

            (a) Laws. Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant's business in the Premises. Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises, the Building and the Property ("Governmental Requirements") at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of the Premises, unless such alteration is required because of a condition that has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements under this Lease. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant. Tenant, shall also, during the Term and any extension or renewals hereunder, comply with at its own cost and expense, and shall promptly correct any violation of all requirements of any insurance underwriters ("Insurance Requirements"). Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, damages, claims of third parties and cost of correcting expenses (including attorneys fees and costs of suit or administrative proceedings) or fines arising out of Tenant's failure to comply with Governmental Requirements or Insurance Requirements. The provisions of this Paragraph 18(a) shall survive the expiration or termination of this Lease.

            (b) Rules and Regulations. Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as Exhibit F and with such commercially reasonable modifications thereof and additions thereto as Landlord may make hereafter, from time to time. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, it agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

      19.   Fire and Casualty.

            (a) Termination. If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, and Landlord reasonably determines that such damage or destruction cannot be repaired within one hundred sixty-five days (165) days from the date of the casualty, Landlord shall give written notice thereof to Tenant within forty-five (45) days of the date of the casualty, and thereafter either party may terminate this Lease, by written notice to the other party given within thirty (30) days after the date of Tenant's receipt of Landlord's determination. If the Premises are damaged or destroyed or access thereto or use thereof is affected by the damage, then Landlord's termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after such notice. If this Lease is not terminated by the parties within the foregoing thirty (30) day period and Landlord does not complete the repair and restoration of the Premises or the Building, as applicable, within one hundred sixty-five
(165) days of the date of the casualty, Tenant shall have the right, exercisable no later than one hundred eighty (180) days after the casualty, to terminate this Lease; provided, however, that Tenant's right to terminate this Lease shall become null and void if Landlord restores or repairs the Premises or the Building to a state of substantial completion before Tenant has exercised its right to terminate this Lease. If the damage is solely to the Premises and not to the Building generally, the termination of this Lease shall not affect the Office Lease.

     (b) Restoration. Unless this Lease is terminated as herein above provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencement Date. Provided such damage or destruction was not caused or contributed to by an intentional act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, from and after the date of such damage to date of completion of said repairs, replacements and restorations allowing Tenant occupancy for business purposes, a just proportion of the rent shall abate according to the extent the full use and enjoyment of the Premises are rendered impossible by reason of such damage. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant. In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control. In no event shall Landlord be obligated to replace or repair (i) improvements to the Premises made by or for any prior tenant, or (ii) any of Tenant's property, including furniture, furnishings or equipment, Tenant-installed improvements. Tenant shall, promptly after the completion of Landlord's repairs or restoration, repair and restore any Tenant-installed improvements and any other improvements to the Premises made for Tenant at least to the extent of the value and as nearly as possible to the character of the property involved immediately prior to the casualty, all at Tenant's cost and expense.

     20. Eminent Domain

     (a) Taking. If all the Premises or a substantial part thereof shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting of title. Landlord shall be entitled to receive the entire award paid for such taking or condemnation, Tenant hereby assigning to Landlord all Tenant's right, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses but only if such award shall be in addition to the award for the Property and the Building (or portion thereof) containing the Premises.

     (b) Termination. If fifty percent (50%) or more of the Building other than the Premises shall be condemned, taken or purchased in lieu thereof, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days after the date of vesting of title. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice. The rent hereunder shall be apportioned as of such termination date.

     (c) No Reduction in Rent. Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Paragraph 20, shall not be cause for any reduction or diminution of the rental payment hereunder.

     21. Default.

     (a) Defaults. If (i) Tenant fails to pay when due any rent, or any other sums required to be paid hereunder by Tenant, or (ii) Tenant defaults in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within thirty
(30) days after receipt of written notice thereof by Landlord, or (iii) Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (iv) a court enters an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (v) Landlord believes in its commercially reasonable judgment that the prospect of payment or performance of any of the terms, conditions and covenants of this Lease to be paid or performed by Tenant are about to be impaired; or (vi) Tenant fails to operate or closes its business upon the Premises, for reasons other than fire or other casualty or condemnation, for a period of fifteen (15) consecutive days; or (vii) Tenant abandons or vacates the Premises or (viii) Tenant defaults in the performance or observance of any agreement or condition under the Office Lease not cured within allowable grace, notice or cure periods; then in any such event and at any time thereafter, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights: (i) Upon five (5) days notice to Tenant, declare to be immediately due and payable, on account of rent and other charges herein reserved for the balance of the Term (taken without regard to any early termination of the Term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or (ii) Whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

     (b) Accelerated Rent Component. For purposes hereof, the Accelerated Rent Component shall mean the aggregate of:

          (i) all Base Rental, Additional Rental and Other Charges due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

          (ii) the Base Rental reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to present value at the rate of five percent (5%) per annum; and

          (iii) Landlord's good faith estimate of the Additional Rental and Other Charges herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of Additional Rental or Other Charges to accrue pursuant to the provisions of this Lease shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default), discounted to present value at the rate of five percent (5%) per annum.

     (c) Re-entry. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elect& to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Premises in accordance with applicable law, by summary proceedings or ejectment and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Premises.

     (d) Continural Liability. Tenant shall, with respect to all periods of time up to and including the expiration of the Term (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

          (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable Landlord, at Landlord's option, monthly upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

          (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), and any amount due to Landlord shall be payable monthly, at Landlord's option, upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

     (e) No Duty to Relet. Provided Landlord has used reasonable efforts to do so, Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

     (f) Additional Rights. As a cumulative and alternative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this Section 21(f)) less the fair rental value of the Premises (determined with an equivalent discount to present value) for the remainder of the Term (taken without regard to the early termination), and such damages shall be payable by Tenant upon demand.

     (g) Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

     (h) Overdue Payments. If rent due from Tenant to Landlord shall be overdue for more than fifteen (15) days after written notice from Landlord, it shall thereafter bear interest at the Default Rate, including without limitation from and after judgment, execution sale, filing of a bankruptcy petition and the like.

     (i) Waiver of Defects. No waiver by Landlord of any breach by Tenant or any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

     (j) Right or Remedy. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, including without limitation consequential damages, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     (k) Confession of Judgment. LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE PREMISES:

          (i) Intentionally deleted prior to execution.

          (ii) When this Lease shall be terminated by reason of a default by Tenant or any other reason whatsoever, either during the Term or any renewal or extension thereof, and also when the Term or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to confess judgment in ejectment in any competent court against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be Landlord's sufficient warrant. Upon such confession of judgment for possession, if Landlord so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced, the same shall be determined and the possession of the Premises shall remain in or be restored to Tenant, then Landlord shall have the right upon any subsequent or continuing default or defaults, or after expiration of the Lease, or upon the termination of this Lease as hereinbefore set forth, to confess judgment in ejectment against Tenant as hereinbefore set forth to recover possession of the Premises.

          (iii) In any action of ejectment and/or for rent in arrears or other Amount Due, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and of the truth of the copy such affidavit shall be sufficient evidence), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

          (iv) Tenant expressly agrees, to the extent not prohibited by law, that any judgment, order or decree entered against it by or in any court or magistrate by virtue of the powers of attorney contained in this Lease shall be final, and that Tenant will not take an appeal, certiorari, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Landlord and to any and all attorneys who may appear for Tenant all errors in the said proceedings and all liability therefor.

          (v) The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord's right, title and interest in this Lease in Tenant's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

     22. Waiver of Default or Remedy. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

     23. Landlord's Lien. As security for Tenant's payment of rent, damages and all other payments required to be made by Tenant pursuant to this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rental, damage or other payments required to be made pursuant to this Lease, Landlord may enter upon the Premises in accordance with applicable law and take possession of all or any part of the personal property, and may sell all or part of the personal property at a public or private sale, in one or successive sales, with notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord pursuant to the terms of this Lease.

     24. Uniform Commercial Code. To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws pertaining to Landlord's Liens, this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are located. This Lease does not grant, and is not intended to grant, Landlord a lien on any property which is not lienable under applicable banking law or regulations, including the ATM, safe deposit boxes or teller terminals. In addition to the rights prescribed in this Lease, Landlord shall have all of the rights, titles, liens and interests in and to Tenant's property now or hereafter located upon the Premises that are granted a secured party, as that term as defined under the Uniform Commercial Code of the state in which the Premises are located, to secure payment to Landlord of the various amounts required to be paid by Landlord pursuant to the terms of this Lease. Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease or a memorandum of lease as a financing statement.

     25. Force Majeure. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Building or the Property.

     26.  Subordination of Lease.

     (a) General. Landlord reserves the right and privilege to subject and subordinate this Lease to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and if such right is exercised, the lien of any such mortgages, deeds of trust or land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgages, deed(s) of trust and land leases, execute and deliver to Landlord within ten (10) days any instrument that Landlord or such holder may reasonably request.

     (b) Rights of Purchaser. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure, or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (the "Purchaser") and, subject to subparagraph (a) above, Purchaser shall be bound to Tenant, under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the landlord under this Lease, and at the option of Purchaser, Tenant shall attorn to the Purchaser (including the mortgagee under any such mortgage, if it be the Purchaser), as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the Term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

     (c) Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for such holder to remedy such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy).

     27. Notices and Consents. All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to Eleven Colonial Penn Plaza Associates, do THE BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO, 275 E Broad Street, Columbus, Ohio 43215-3771, Attention: Director Real Estate Assets, with a copy to CB Commercial Real

Estate Group, Inc., Eleven Penn Center, Suite 2705, 1835 Market Street, Philadelphia, Pennsylvania 19103, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and mailed as above provided on the date two (2) days after deposit in the United States mail or one (1) day after deposit with an overnight courier.

     28.  Security Deposit. INTENTIONALLY DELETED PRIOR TO EXECUTION.


     29.  Miscellaneous Taxes: Use and Occupancy Tax.

     (a) Other Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishing, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

     (b) Use and Occupancy Tax. Based upon representations made by Tenant to Landlord, Landlord acknowledges that Tenant is exempt from the City of Philadelphia Use and Occupancy Tax. However, if such tax is applicable to Tenant, without limiting the foregoing, Tenant will pay promptly when due and in any event not later than fifteen (15) days after receipt of a bill (whether said bill be submitted by Landlord, the City of Philadelphia or otherwise), all City of Philadelphia School District Use and Occupancy Tax imposed upon the use and occupancy of the Premises.

     30.  Substitute Premises. INTENTIONALLY DELETED PRIOR TO EXECUTION.

     31. Brokerage Commission. Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay to CB Commercial Real Estate Group, Inc. ("Agent") a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 31 shall survive the termination of this Lease.

     32.  Hazardous Devices and Contaminants.

     (a) Prohibition. Except with the prior written consent of Landlord, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or depose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

     (b) Indemnification. Tenant shall indemnify and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 32(b)), relating to any environmental liability resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and (iii) any activities at the Premises during the Term of this Lease that in any way might be alleged to fail to comply with any Requirements of Law.

     (c)  Definitions.

          (i) "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment This definition includes friable asbestos and petroleum or petroleum-based products.

          (ii) "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

          (iii) "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

     33. Exculpation. This Lease Is executed by certain general partners of Landlord, not Individually, but solely on behalf of, and as the authorized nominee and agent for STRBO, and in consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to STRBO's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.

     34. Signs. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises, and then only such name(s) and matter, and in such color, size, place and materials, as shall first have been approved by Landlord in writing which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may display, inscribe, print, paint, or affix Tenant's name and logo in or about the same locations as was permitted the former tenant of the Premises without Landlord's approval Landlord reserves the right to install and maintain a sign or signs on the exterior or interior of the Building provided that such installation does not diminish the size of or obstruct Tenant's approved signage. Further, Tenant may grant to any subtenant such signage rights under this Lease that, when added to Tenant's signage, do not exceed the signage permitted hereunder. If Tenant desires, Landlord shall list Tenant on the Building directory board, at no cost to Tenant, If Tenant desires to have its employees listed on the Building directory, Landlord may do so, subject to space limitations at Tenant's sole cost and expense.

     35. Locks. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Landlord shall approve Tenant's security program. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or Termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building.

     36. Employment. Tenant shall not contract for any work or service that might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord.

     37. Plumbing Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

     38. Certain Rights Reserved to Landlord. Landlord reserves the following rights:

          (a) To name the Building and to change the name or street address of the Building provided, however, that if Landlord names the Building after another bank or savings and loan institution, Tenant shall have the right to terminate this Lease in accordance with the provisions of Paragraph 51 below;

          (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building provided, however, that Landlord may not take any action which will diminish the size of Tenant's signage as permitted hereunder,

          (c) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

          (d) To install vending machines of all kinds in the Property, including, without limitation, the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

     39.  Miscellaneous.

     (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

     (b) The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or ground lessor, as the case may be) for the time being of the Premises. If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, it being hereby agreed that the covenants and obligations, contained in this Lease to be performed on the part of Landlord, hereunder it being hereby agreed that the covenants and obligations contained in this Lease shall be binding under Landlord, its successors and assigns, only during their respective successive period of ownership. The liability of Landlord and its successors in interest, under or with respect to this Lease, shall be strictly limited to and enforceable only out of its or their interest in the Building and Land, and shall not be enforceable out of any other assets. No mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent, (iv) be liable for any security not actually received by it, or (v) be liable for any initial construction of the improvements to be made to the Premises or for any ;allowance or credit to Tenant for rent, construction costs or other expenses. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

     (c) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as occupant.

     (d) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

     (e) In the event of variation or discrepancy among counterparts, Landlord's original copy of this Lease shall control.

     (f) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

     40. Relationship of Parties. Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

     41. Gender and Number. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

     42. Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

     43. Counterparts. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, binding upon all parties.

     44. Entire Agreement. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

     45. Recording. The parties agree that this Lease shall not be recorded.

     46. Governing Law; Invalidity of any Provisions. This Lease shall be subject to and governed by the laws of the Commonwealth of Pennsylvania. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     47. Parking. Provided that Tenant is not in default under its Lease beyond applicable grace periods, Tenant shall have the right to lease four (4) non-reserved parking spaces in the parking garage adjacent to the Building at the then applicable monthly rate and subject to the rules and regulations applicable to the parking garage. Tenant shall have the right to utilize up to twenty (20) parking spaces in the parking garage one evening each month for Tenant's board meetings at the then applicable hourly rate and subject to the rules and regulations applicable to the parking garage.

     48. Satellite Dish. Landlord shall provide Tenant, free of charge, with space on the roof of the Building atop the elevator shafts measuring approximately three (3') feet by three (3') feet upon which Tenant shall have the right to install a satellite dish, antenna or other communication device (the "Dish"). The Dish shall be subject to the terms and conditions set forth on Exhibit G attached hereto and made a part hereof.

     49.  Renewal.

     (a) Conditions. Tenant is granted the right and option to extend the term of this Lease with respect to the then leased premises for two (2) additional period of five (5) years, such renewal term to commence upon the expiration of the initial term of the Lease, provided that:

          (i) Such option must be exercised, if at all, by written notice to Landlord given at least nine (9) months prior to the expiration of the initial term; and

          (ii) At the time of the exercise of such option, the Lease shall be in full force and effect and there shall exist no default by Tenant beyond any applicable period of grace; and

          (iii) Tenant must exercise its renewal options set forth in Paragraph 48 of the Office Lease if the Office Lease is then in effect; provided, however, that if at the end of the original term of the Office Lease, Tenant requests additional office space in the Building and Landlord is unable to provide Tenant with the lesser of (x) the amount of space requested by Tenant or (y) ten thousand square feet (10,000) of office space anywhere in the Building, Tenant may allow the Office Lease to expire, take no less than the amount of space requested from Landlord in another office building and still renew the Bank Lease.

     (b) Renewal Terms. In the event the foregoing option is effectively exercised, all the terms and conditions contained in the Lease shall continue to apply during the renewal term except that

          (i) There shall be a construction allowance equal to fifty percent (50%) of the construction allowance then being given by Landlord to new tenants in the Building for new leases of comparable space, but no other tenant incentives or concessions, and no further right of renewal; and

          (ii) For and during the renewal term, the minimum annual rent shall be adjusted to ninety-five percent (95%) of the "Fair Market Rental" (defined in Paragraph 49(c) below) of the then leased premises; and

     (c) Fair Market Rental. As used herein, the term "Fair Market Rental" shall mean the prevailing rental rate (taking into account all concessions furnished over the lease term, but without deduction for tenant improvements or architectural-related costs or allowances) being obtained by Landlord, based upon previous rental rates obtained for the Building and/or comparable buildings in comparable areas; provided that if the manner of charging operating costs or other Items of escalation to tenants in the Building (or for any comparable buildings utilized by Landlord) is different from that set forth in this Lease, Landlord shall make a further adjustment to take such difference into account.

     (d) Notice. Promptly after the determination by Landlord of the Fair Market Rental, as set forth above, Landlord shall send written notice to Tenant thereof and shall advise Tenant of the adjustment to minimum annual rent resulting therefrom.

     50. Conditions. This Lease, and the obligations of the parties hereunder, are expressly conditioned on the satisfaction of the conditions contained in this Paragraph 50. If the conditions contained in (i) of this Paragraph 50 are not satisfied after notice of termination from Tenant or in (ii) if this Paragraph 50 are not satisfied after notice of termination by either Landlord or Tenant, then this Lease shall automatically terminate unless the parties agree otherwise in writing. In the event of such termination, neither party shall have any further liability to the other party, except for Tenant's liability set forth in Paragraph 4(a)(iii).

     (i) Landlord shall negotiate an agreement, acceptable to Landlord in its sole discretion, with CoreStates Bank, N.A. ("CoreStates") concerning CoreStates' buy-out of its obligations under that certain lease between the predecessor of Landlord and a predecessor of CoreStates dated August 13, 1985 concerning the retail space on the Ground Floor of the Building on or before the date which is thirty days (30) from the date hereof.

     (ii) Tenant shall obtain all necessary approvals from all governmental agencies which must approve the location of Tenant's banking facilities on or before the date which is ninety days from the date hereof Tenant shall apply for all necessary approvals within ten (10) days from the date hereof and shall pursue all necessary approvals in good faith and with due diligence.

      51. Building Name/Termination. In the event that Landlord names the Building after another bank or savings and loan institution or a holding company thereof, Landlord shall give Tenant written notice of the new name of the Building at least ten (10) days before the effective date of such change, and Tenant shall have the right, exercisable within ninety (90) days after Tenant's receipt of Landlord's notice, to terminate this Lease or the Office Lease or both, by giving written notice thereof to Landlord. If Tenant exercises its right to terminate this Lease, Tenant shall vacate and surrender the Premises no later than one hundred eighty (180) days from the date of Landlord's receipt of Tenant's notice of termination. Upon Tenant's vacation, the Lease shall terminate and the parties shall have no further obligations to one another except those obligations which accrued prior to the date of termination. Neither party shall be obligated to make any payments to the other party on account of the foregoing termination.

     52.  Restrictions.

     (a) Landlord shall not install or permit the installation for public use of an automatic teller machine other than Tenant's ATM in the Building during the term of this Lease, provided, however, that any tenant in the Building may install an automatic teller machine in Its premises for the use of such tenant and its employees and officials.

     (b) Landlord shall not operate or permit the operation of, or lease any space on the ground floor of the Building to any tenant other than Tenant that plans to operate such space as, a bank, savings and loan facility on the ground floor of the Building.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Witness:                           LANDLORD:

                                   ELEVEN COLONIAL PENN PLAZA ASSOCIATES

                                   By THE BOARD OF THE STATE TEACHERS RETIREMENT
                                        SYSTEM OF OHIO
/s/ Pamela J. McCammon
----------------------------       By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   TENANT:

                                   PENNSYLVANIA SAVINGS BANK

/s/ [ILLEGIBLE]
----------------------------       By: /s/ Anthony DiSandro
                                      ------------------------------------------
                                      Name: Anthony DiSandro
                                      Title: President

STATE OF OHIO                         )
                                      )SS:
COUNTY OF FRANKLIN                    )

      BE IT REMEMBERED, that on this 12th day of Oct., 1995 before me, the subscriber, a Notary Public, personally appeared Stephen A. Mitchell, the, Dep. Ex. Dir. of The Board of the State Teachers Retirement System of Ohio, the general partner of Eleven Colonial Penn Plaza Associates, a Pennsylvania limited partnership, known to me and known to me to be the person who signed the foregoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes therein set forth.

      IN TESTIMONY WHEREOF, I have hereunto subscribed by name and affixed the official seal of my office at Columbus, Ohio, on the day and year last above written.

    [SEAL]                PAMELA J. McCAMMON              /s/ Pamela J. McCammon
NOTARIAL SEAL        Notary Public, State of Ohio        -----------------------
STATE OF OHIO    My Commission Expires June 25, 1997     Notary Public


COMMONWEALTH OF PENNSYLVANIA                            )
                                                        )SS:
COUNTY OF PHILADELPHIA                                  )


     BE IT REMEMBERED, that on this 27 day of SEPTEMBER, 1995, before me, the subscriber, a Notary Public and for said County and State, personally appeared the above-named PSB organized under the laws of the State of PA. by A. DiSandro, its President known to me and known to me to be the person who signed the foregoing instrument as such President, who acknowledged to me that he signed said instrument as such President, duly authorized by the Board of Trustees of said PSB so to do, and that the signing of the same was a free act and deed, as such officer, for and on behalf of said PSB, for the uses and purposes therein set forth.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at PHILA, PA, on the day and year last above written.

                                             /s/ Renee L. D'Orazio
                                             -----------------------------------
                                             Notary Public

                                             -----------------------------------
                                                      RENEE L. D'ORAZIO
                                                   PA COMMISSIONER OF DEEDS
                                             MY COMMISSION EXPIRES DEC. 19, 1998
                                             -----------------------------------

                                   EXHIBIT A

                                   FLOOR PLAN

                                  EXHIBIT "B"

11 PENN CENTER                                                 DEMISED AREA PLAN
--------------------------------------------------------------------------------
   [LOGO]                                                            PLAZA LEVEL


                                  [FLOOR PLAN]

                                    EXHIBIT B

                                LEGAL DESCRIPTION

     ALL THAT CERTAIN tract of ground situated in the City of Philadelphia, Commonwealth of Pennsylvania bound and described as follows:

      Beginning at the point of intersection of the northerly side of Market Street (100 feet wide) with the easterly side of Nineteenth Street (50 feet wide); thence from said point of beginning extending along said side of Nineteenth Street in a northerly direction 180.00 feet to the southerly side of Commerce Street (32 feet wide); thence extending in an easterly direction along said side of Commerce Street 196.00 feet to a point; thence leaving the side of Commerce Street and extending in a southerly direction parallel with Nineteenth Street 180.00 feet to a point on the northerly side of Market Street; thence extending along said side of Market Street in a westerly direction 196.00 feet to the point and place of beginning.

                                    EXHIBIT C

                           COMMENCEMENT DATE AGREEMENT

     THIS COMMENCEMENT DATE AGREEMENT ("Agreement") dated __________________, 1995 is between Eleven Colonial Penn Plaza Associates, a Pennsylvania general partnership, whose address is 275 East Broad Street, Columbus, Ohio 43215, acting as the duly authorized nominee of The State Teachers Retirement System of Ohio ("Landlord"), whose address is 275 East Broad Street, Columbus, Ohio 43215, and PENNSYLVANIA SAVINGS BANK, a __________ ("Tenant"), whose address is Eleven Penn Center, Philadelphia, Pennsylvania 19103.

                                   WITNESSETH:

     A. Landlord and Tenant executed a certain Lease dated ____________, 1995 (the "Lease").

     B. The Lease provides that the Lease will commence on the date that Landlord delivers possession of the Premises (as defined in the Lease) to Tenant.

     C. Landlord and Tenant now desire to set forth in writing the actual date of delivery of the Premises and the actual commencement date of the Lease.

     NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree that the Lease commenced on __________, 199_ and shall terminate on __________, ____.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

Signed and Acknowledged             LANDLORD: OTR, an Ohio general partnership
the Presence of:                    acting as the duly authorized nominee of The
                                    State Teachers Retirement System of Ohio

____________________________        By:_________________________________________

                                    ____________________, a general partner
____________________________

                                    TENANT: PENNSYLVANIA SAVINGS BANK,
                                    a __________________________________________

____________________________        By:_________________________________________

                                      Its:__________________________
____________________________

STATE OF OHIO                        )
                                     )SS:
COUNTY OF FRANKLIN                   )


     BE IT REMEMBERED, that on this ____ day of __________, 19__ before me, the subscriber, a Notary Public, personally appeared ___________________, the__________ of The Board of the State Teachers Retirement System of Ohio, the general partner of Eleven Colonial Penn Plaza Associates, a Pennsylvania limited partnership, known to me and known to me to be the person who signed the foregoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes therein set forth.

     IN TESTIMONY WHEREOF, I have hereunto subscribed by name and affixed the official seal of my office at __________________, _________,on the day and year last above written.

                                             ___________________________________
                                             Notary Public


COMMONWEALTH OF PENNSYLVANIA         )
                                     )SS:
COUNTY OF PHILADELPHIA               )


     BE IT REMEMBERED, that on this ____ day ___________, 19__, before me, the subscriber, a Notary Public and for said County and State, personally appeared the above-named corporation organized under the laws of the State of________ by _____________, its ___________, known to me and known to me to be the person who signed the foregoing instrument as such ____________ who acknowledged to me that _____ signed said instrument as such __________, duly authorized by the
______________________ of said _____________ so to do, and that the signing of the same was __ free act and deed, as such officer, for and on behalf of said _____________,for the uses and purposes therein set forth.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at __________, ___________, on the day and year last above written.

                                             ___________________________________
                                             Notary Public

                                    EXHIBIT D

                              TENANT IMPROVEMENTS

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE


RE: Premises:_______________________________________
    Lease Dated:____________________________________
    Amendment(s) Dated:_____________________________
    Between_________________________________________ (Landlord)
    and_____________________________________________ (Tenant)
    Square Footage Leased.__________________________
    Floor(s)/Suite #(s):____________________________

The undersigned, Tenant under the above-referenced lease ("Lease"), certifies to the following:

1. We have taken possession of and accepted the Premises described above, except as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_____________________________

2. The lease terms as described below are true and accurate, and the lease is in full force and effect:

      Base Rent:_______________________________ per year
      Expense Stop:__________________________ per square foot
      Escalations:_______________________________________________________
      Free Rent:_______________________________
      Commencement Date:_______________________
      Expiration Date:_________________________
      Renewals:________________________________

3. No part of the Premises has been subleased or assigned except as follows:___________________________________________________________________

________________________________________________________________________________

4.   The rent has been paid through:____________________________________________

5.   The security deposit is ___________________________________________________
     There are no tax or insurance escrows______________________________________

6. We are not in default of our obligations under the Lease. Landlord, to the best of our knowledge, is not in default of its obligations under the Lease. There exists no defense or counterclaim to rent or other sums required to be paid by us under or pursuant to the Lease.

If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

Date:__________________, 19__                 Signed:__________________________
                                                           (Signature)

                                                      __________________________
                                                         (Print Name & Title)

                                    EXHIBIT F

                              RULES AND REGULATIONS

1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites. All safes or other heavy articles shall be carried up or into the Demised Premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. The cost of repairing or restoring any part of the Building which shall be defaced or injured by a tenant, its agents or employees, shall be paid for by the tenant.

2. Each tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Demised Premises for the tenant to Landlord for Landlord's approval before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim windows, ceilings, equipment or any other physical portion of the Building.

3. Intentionally deleted prior to execution.

4. Intentionally deleted prior to execution.

5. Intentionally deleted prior to execution.

6. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in the Building, shall be covered or obstructed by any of the tenants.

7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the tenant.

8. No person shall disturb the occupants of the Building by the use of any musical instruments, the making or transmittal of noises which are audible outside the Demised Premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

9. No bicycles or similar vehicles will be allowed in the Building.

10. Nothing shall be thrown out the windows of the building or down the stairways or other passages.

11. Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

12. If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

13. If a tenant desires shades, they must be of such shape, color, materials and make as shall be prescribed by Landlord. No outside awnings shall be permitted.

14. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

15. Tenants will see each day that the doors of the Demised Premises are securely locked before leaving the Building.

16. No tenant and no employees of any tenant shall go upon the roof of said Building without the written consent of Landlord or of the agent of Landlord.

17. The delivery of newspapers and other supplies to tenants in the Building will be permitted in a manner and at times approved by Landlord.

18. All entrance doors leading from the hallways are to be kept closed at all times.

19. For the protection of tenants, Landlord reserves the right to refuse admittance to the Building between the hours of 6:00 P.M. and 8:00 A.M. Monday through Friday at all times on Saturdays, Sundays, and Legal Holidays, to any person not producing both a key to such tenant's office or suite and a pass issued by building management upon the direction of the tenant. Tenants will please instruct the building manager from time to time as to the number of persons to whom they desire passes issued for this purpose. It will be the responsibility of the tenant to pick up the passes and key whenever the employment of a passholder is discontinued.

20. Tenant shall not place door mats in the halls or corridors of the Building.

21. Tenant shall, before closing and leaving the Demised Premises at any time, turn off all lights, turn off all office machines and other electrical and mechanical equipment, and lock all doors to the Demised Premises.

                                   EXHIBIT "G"

     1. GRANT OF LICENSE. Effective on _______________,19__ (the "Effective Date"), and terminating on the expiration or earlier termination of the term of the Lease, Landlord hereby grants Tenant a license to use and have access to the portion of the roof of the Building set forth in Paragraph 48 of the Lease (hereinafter referred to as the "Permitted Space"), for the installation, maintenance and repair and removal of the Dish. Detailed plans and specifications for the Dish (including plans and specifications for all electrical installations and facilities, and the type and locations of all coaxial and telephone cable and wave guides from the roof to the Premises) shall be submitted to Landlord for review and approval by Landlord prior to the performance by Tenant of any installations or work. In no event shall the Satellite Dish exceed _______ feet in height, _______ feet in width or ______ feet in length.

     2. INSTALLATION. If Tenant elects to install a Dish, Tenant shall install, maintain and repair the Dish in a good and workmanlike manner and to secure all permits required for the installation and operation thereof, and keep the Building free of any liens which might arise therefrom, and hereby indemnifies Landlord from and against any claims, costs, liability, or damages against Landlord arising in any manner whatsoever from the installation, use, operation, maintenance, repair and removal of the Dish. The insurance required to be carried by Tenant as tenant under the Lease shall also apply to the Permitted Space. Landlord does not in any way warrant or represent that Tenant has the right under any applicable law, ordinance, rule or regulation to install, operate or maintain the same or that such installation, use or maintenance will be permitted in the future by applicable laws, ordinances or regulations. Tenant undertakes sole responsibility to procure and maintain throughout the term of this Lease, at Tenant's expense, all permits and licenses which may be required for the foregoing purposes.

     3. REMOVAL Upon the expiration or earlier termination of this Lease, Tenant shall remove the Dish and restore the Permitted Space to substantially the same condition as existed prior to installation of the Dish.

     4. LIMITATION OF LIABILITY. Tenant hereby releases Landlord from any cost, damage or liability caused by or done to the Dish from any cause whatsoever. Tenant shall place the Dish on the roof of the Building as aforesaid at its own risk and Landlord assumes no responsibility for the Dish in any manner whatsoever.

     5. ELECTRICITY. Any electricity consumption applicable to the use, operation or maintenance of the Dish shall be at the sole cost and expense of Tenant. To the extent that any changes in existing electrical facilities in the Building are required to meet the needs of Tenant's equipment, the changes shall be made at Tenant's expense, provided Landlord approves such changes, which approval shall be in Landlord's sole discretion.

     6. REPAIRS. Landlord shall be under no obligation to maintain or repair the Dish or any part thereof. All such maintenance and repair shall be at the cost and expense of Tenant, using responsible contractors, approved by Landlord, provided that any repairs or maintenance affecting the structure of the Building or any Building systems may, at Landlord's option, be performed by Landlord's contractors at Tenant's expense.

     7. OTHER USERS AND RELOCATION. The license conferred herein is non-exclusive. Landlord reserves the right from time to time to permit other users to operate, install and maintain antennas and other equipment including other communications devices and equipment, on the roof of the Building or elsewhere. Landlord further reserves the right to require that the Dish be relocated from time to time, at Landlord's expense, to minimize interference with any other activity conducted within or upon the Building, provided that any such move shall not interfere with or interrupt the signal to the Dish. Tenant agrees that its use and operation of the Dish shall not in any way interfere with the operations of any tenant or occupant of the Building. In the event that other dishes are installed in the building after the date hereof or any dishes are relocated after the date hereof, Landlord shall use its best efforts to ensure that such dishes do not interfere with the signal to the Dish.

                                    EXHIBIT H

                         INITIAL SIGNAGE SPECIFICATIONS

                                                  INITIAL SIGNAGE SPECIFICATIONS
                                                                     EXHIBIT "H"
                                                                       Pg 1 of 2

[LOGO]
CUTLER
================================================================================
                                                                ATM Environments
                                                     Corporate Identity Programs
Cutler Sign Associates                          Sign Identification and Graphics
================================================================================


September 19, 1995

Mr. Anthony DiSandro
President
Pennsylvania Savings Bank
1210 Tasker Street
Philadelphia, PA 19146

Re:  Sign Specifications - 11 Penn Center

Dear Tony:

The following are the specifications for the proposed signs at 11 Penn Center.

A.   Exterior Signs

     A 1. Market Street Elevation, A2 Corner 19th and Market Street elevation, A3. 19th Street elevation - Manufacture and install (3) sets 12-1/2" logo and 7-1/2" letters 4" deep reading: "PSB Pennsylvania Savings Bank". The letters will be silhouette lighted with white neon enclosed in a reverse aluminum channel. The stripes of the logo will be facelit with a white plexiglas face and blue vinyl stripes. The "PSB" will also be silhouette lighted. The letters will be fabricated from 090 aluminum face with a heliarc welded 090 aluminum 4" deep return. The back of each lettter will be enclosed in clear lexan to eliminate dirt and the elements. All aluminum will be finished in your corporate blue color with PPG Deltron Polyurethane enamel.

     The electrodes will be terminated into metal green field which will penetrate the wall two times for each letter, enclosed in sleeve glass. All wiring will take place behind the wall, above the ceiling with UL approved enclosed transformer boxes and wiring.

B.   Interior signs

     Entrance doors - Manufacture and install (1) 10-1/2" high x 46" wide non-illuminated logo, wall mounted. The logo will be fabricated from 090 aluminum 2" deep finished with PPG Deltron Polyurethane in your corporate blue color



   2071 Hartel Street o Levittown, PA 19057 o 215-547-1595 o Fax 215-547-3999

                                                                     EXHIBIT "H"
                                                                       Pg 2 of 2


C.   Bezel

     Manufacture and install (1) custom 5' wide MAC bezel to conform to ADA requirements. The bezel will have a standard blue aluminum header with push through plexiglas graphics

Shoud you or the building owners have any further questions about the signage or the type of construction, please feel free to contact us. We would be happy to meet with you if you need further information.

We thank you for the opportunity to offer our services and look forward to working with you on this project.

Very truly yours,

/s/ Mark A. Cutler

Mark A. Cutler
President